UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

ANTERO MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36719	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 4, 2014, Antero Resources Midstream LLC, a Delaware limited liability company and the predecessor of Antero Midstream Partners LP (the “Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Antero Resources Midstream Management LLC, a Delaware limited liability company (the “General Partner”), Antero Resources Corporation, a Delaware corporation (“Antero”), and Antero Midstream LLC, a Delaware limited liability company (“Midstream Operating”), and Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Partnership’s common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Partnership, and purchase by the Underwriters, of 40,000,000 Common Units at a price to the public of $25 per Common Unit ($23.875 per Common Unit net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30 day option to purchase up to an aggregate of 6,000,000 additional Common Units if the Underwriters sell more than an aggregate of 40,000,000 Common Units to cover over-allotments. On November 6, 2014, the Underwriters exercised this option in full. The material terms of the Offering are described in the prospectus, dated November 4, 2014 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on November 5, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-193798), initially filed by the Partnership on February 7, 2014.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on November 10, 2014, subject to the satisfaction of customary closing conditions, and the Partnership expects to receive proceeds from the Offering of approximately $1.1 billion (net of underwriting discounts, commissions, structuring fees and estimated offering expenses payable by the Partnership). As described in the Prospectus, the Partnership intends to use approximately $1 million to pay finance structuring costs in connection with its new revolving credit facility, approximately $238 million to make a distribution to Antero as reimbursement for certain capital expenditures incurred, approximately $143 million to redeem 6,000,000 Common Units from Antero and approximately $458 million to repay outstanding indebtedness it will assume from Antero. The Partnership will retain $250 million of the net proceeds for general partnership purposes.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting—Other Relationships” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Partnership and its affiliates, including Antero, for which they received or may in the future receive customary fees and expenses. Specifically, certain of the Underwriters and their respective affiliates are lenders under Antero’s credit facility, have served as underwriters in Antero’s initial public offering and secondary offering of common stock and have served as initial purchasers in certain notes offerings of Antero and Antero Resources Finance Corporation.  Affiliates of certain Underwriters are lenders under Midstream Operating’s existing midstream credit facility and, accordingly, will receive a portion of the proceeds from the Offering.  In addition, the Partnership anticipates that affiliates of certain Underwriters will be lenders under the Partnership’s new revolving credit facility. In connection with these transactions, the Underwriters and their affiliates received and may in the future receive customary fees for their services.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On November 5, 2014, Richard W. Connor and David A. Peters were appointed to the board of directors (the “Board”) of the General Partner, the general partner of the Partnership, in connection with the listing of the Partnership on the New York Stock Exchange. Mr. Connor was appointed to serve as Chairman of the Board’s audit committee and Mr. Peters was appointed to serve as a member of the Board’s audit committee.

There are no familial relationships between Messrs. Connor and Peters that would require disclosure pursuant to Item 401(d) of Regulation S-K.  There are no arrangements or understandings between Messrs. Connor and Peters and any other persons pursuant to which Messrs. Connor and Peters were selected as directors.

There are no relationships between Messrs. Connor and Peters and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Antero Resources Midstream LLC was organized in September 2013 as a Delaware limited liability company.  On November 5, 2014, Antero Resources Midstream LLC converted into a limited partnership — the Partnership — in connection with the Offering. In connection with that conversion, the Partnership adopted and filed a new certificate of limited partnership with the Delaware Secretary of State.

The foregoing description is qualified in its entirety by reference to the full text of the Partnership’s Certificate of Conversion and the Partnership’s Certificate of Limited Partnership, which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT	DESCRIPTION

1.1

Underwriting Agreement, dated as of November 4, 2014, by and among Antero Resources Corporation, Antero Resources Midstream Management LLC, Antero Resources Midstream LLC and Antero Midstream LLC, and Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

3.1	Certificate of Conversion of Antero Resources Midstream LLC, dated November 5, 2014.

3.2	Certificate of Limited Partnership of Antero Midstream Partners LP, dated November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Resources Midstream Management LLC, its general partner

By:	/s/ GLEN C. WARREN, JR.

Glen C. Warren, Jr.
President, Chief Financial Officer and Secretary

Dated: November 7, 2014

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

1.1

Underwriting Agreement, dated as of November 4, 2014, by and among Antero Resources Corporation, Antero Resources Midstream Management LLC, Antero Resources Midstream LLC and Antero Midstream LLC, and Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

3.1	Certificate of Conversion of Antero Resources Midstream LLC, dated November 5, 2014.

3.2	Certificate of Limited Partnership